UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2011 (June 14, 2011)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Shareholders of Overland Storage, Inc. was held on June 14, 2011. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1:    Election of Directors.

	FOR	WITHHOLD	BROKER NON-VOTE

Robert A. Degan	9,721,023	997,133	6,283,577

Nora M. Denzel	10,221,582	496,574	6,283,577

Joseph A. De Perio	10,508,246	209,910	6,283,577

Eric L. Kelly	10,512,756	205,400	6,283,577

Scott McClendon	9,484,881	1,233,275	6,283,577

Shmuel Shottan	10,511,212	206,944	6,283,577

Proposal 2:    Approve an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of our common stock from 45,100,000 shares to 90,200,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

15,622,661	1,215,579	163,493	0

Proposal 3:    Approve amendments to our 2009 Equity Incentive Plan, including an increase in the number of shares of common stock available for award grant purposes under the 2009 Equity Incentive Plan by 3,200,000 shares of common stock.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

8,961,201	1,712,158	44,797	6,283,577

Proposal 4:    Approve amendments to our 2006 Employee Stock Purchase Plan, including an increase in the number of shares reserved for issuance under the 2006 Employee Stock Purchase Plan by 600,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

10,387,556	292,335	38,265	6,283,577

Proposal 5:    Ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending July 3, 2011.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

15,995,918	877,678	128,137	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: June 16, 2011		/s/ Kurt. L. Kalbfleisch
	By:	Kurt. L. Kalbfleisch
Vice President, Finance and Chief Financial Officer